Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-1

Vigil Neuroscience, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.00001 per share	457(c)	7,293,084	$8.99	$65,564,825.16	.0000927	$6,077.86

	Equity	Common Stock underlying Pre-Funded Warrants (4)	457(c)	2,980,889	$8.99	$26,798,192.11	.0000927	$2,484.20

Fees Previously Paid	—	—	—	—		—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—	—	—	—	—

	Total Offering Amounts					$92,363,017.27		$8,562.06

	Total Fees Previously Paid							0

	Total Fee Offsets							0

	Net Fee Due							$8,562.06

(1)

The pre-funded warrants, each of which is exercisable to purchase one share of common stock, were initially issued to the Selling Securityholder named in this registration statement and are registered for resale. The issuance by the registrant of the shares of common stock upon exercise of the pre-funded warrants by transferees of such warrants is also being registered hereunder.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price of the shares of common stock is $8.99, which is the average of the high and low prices of the common stock on September 28, 2022 on the NASDAQ Capital Market.

(4)	Represents shares of Common Stock, par value $0.00001 per share, issuable upon the exercise of pre-paid warrants at an exercise price of $0.0001 per share, or the Pre-Funded Warrants.